UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2005

The McClatchy Company

(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	1-9824 (Commission File Number)	52-2080478 (I.R.S. Employer Identification No.)

2100 Q Street
Sacramento, CA 95816
(Address of principal executive offices, zip code)

Registrant's telephone number, including area code (916) 321-1846

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
  ☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
  ☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
  ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
  ☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On January 25, 2005, the Board of Directors of The McClatchy Company (the "Company" or "McClatchy") approved McClatchy's compensation package for the non-employee directors. Each non-employee director receives an annual retainer of $35,000 per year plus $1,750 per day for in-person attendance at meetings of the Board of Directors and $1,250 per day for attendance at committee meetings. Attendance at board meetings by teleconference is compensated at one-half the rate for in-person attendance. Committee chairpersons, other than the chair of the Audit Committee, receive an additional $5,000 per year for their services. The Audit Committee chairperson receives an additional $10,000 per year for his or her services. Compensation for attendance at meetings is subject to a limitation of two meetings in any one day, whether by teleconference or in-person attendance. McClatchy also reimburses non-employee directors for expenses incurred by them in connection with the business and affairs of McClatchy.

Each non-employee director also receives an annual grant of an option to purchase up to 3,000 shares of Class A Common Stock under the stockholder approved Amended and Restated 2001 Director Option Plan, a copy of which is on file with the SEC as Exhibit Number 10.14 to the Company's From 10-Q for the quarter ended July 1, 2001 (File no. 333-46501).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

January 27, 2005	The McClatchy Company

/s/ Patrick J. Talamantes
Vice President and Chief Financial Officer